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Exhibit 31.2

CERTIFICATIONS

I, Joseph Grimm, certify that:

  1.
  I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of NitroMed, Inc.;

  2.
  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: April 29, 2004	/s/ JOSEPH GRIMM Joseph Grimm Senior Vice President, Business Development and Chief Financial Officer, Treasurer and Secretary

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  Exhibit 31.2